P O W E R   O F   A T T O R N E Y

KNOW ALL MEN BY THESE PRESENTS THAT

I, Sam D. Hitner, have made, constituted and appointed, and by these presents do make, constitute and appoint Allan Finkelman and Arnold Zipper, Esq. true and lawful attorney for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of CX2 Technologies, Inc., including, without limitation, the statements entitled  “Initial Statement of Beneficial Ownership of Securities” on Form 3, “Statement of Change in Beneficial Ownership of Securities” on Form 4, and “Annual Statement of Beneficial Ownership of Securities” on Form 5 required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, giving and granting unto said attorney full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney, or his substitute(s) shall lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 14th day of March, 2007.

/s/ Sam D. Hitner

SAM D. HITNER

STATE OF FLORIDA

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                                                :ss.

COUNTY OF PALM BEACH

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On the 14th day of March in the year 2007, before me, the undersigned, personally appeared SAM D. HITNER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the PALM BEACH COUNTY, FL. (Insert the City or other political subdivision and the state and county or other place the acknowledgment was taken.)

PLACE SEAL HERE

                                /s/ Marla R. Mayster

Notary Public

MARLA R. MAYSTER

MY COMMISSION #DD 479873

EXPIRES: October 10, 2009

Bonded Thru Notary Public Underwriters